As filed with the Securities and Exchange Commission on January 4, 2006.

Registration File Number:

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARCO COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	1770 San Marco Road	84-1620092
(State or other jurisdiction of incorporation or organization)	Marco Island, Florida 34145 (239) 389-5200 (Address and telephone number of principal executive offices)	(IRS Employer Identification No.)

MARCO COMMUNITY BANCORP, INC.

2003 DIRECTORS’

STOCK OPTION AND LIMITED RIGHTS PLAN

Richard Storm, Jr.

Chief Executive Officer, President, and Chairman

1770 San Marco Road

Marco Island, Florida 34145

(239) 389-5200

(Name, address and telephone number of agent for service)

Copies requested to:

Richard L. Pearlman, Esq.

Igler & Dougherty, P.A.

2457 Care Drive

Tallahassee, Florida 32308

Telephone: (850) 878-2411

Facsimile: (850) 878-1230

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.01 par value	22,500 shares	$13.33	$299,925	$32.09

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of the common stock, $20.00 and $20.00, respectively, as reported on the Over-the-Counter Bulletin on December 5, 2005.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement is being filed to register shares inadvertently omitted from the Registration Statement on Form S-8, Commission File Number 333-130299.

Item 8. Exhibits.

The following exhibits are or have been filed with the Securities and Exchange Commission and are hereby incorporated by reference into this registration statement. The exhibit marked by a single asterisk (*) was previously filed as Exhibit 4.0, as a part of, and is hereby incorporated by reference from MCB’s Registration Statement on Form SB-2, as effective with the Securities and Exchange Commission (“SEC”) on March 7, 2003, Registration File No. 333-103651. The exhibit marked by a double asterisk (**) was previously filed as Appendix C to the Definitive Proxy Statement filed with the SEC on April 2, 2004.

Exhibit No.	Description of Exhibit
* 4.0	Specimen of Common Stock Certificate

**4.1	Marco Community Bancorp, Inc. 2003 Directors’ Stock Option and Limited Rights Plan

5.0	Opinion of Igler & Dougherty, P.A.

23.0	Consent of Igler & Dougherty, P.A. (contained in Exhibit 5.0)

23.1	Consent of Hacker, Johnson & Smith, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marco Island, State of Florida, on December 29, 2005.

MARCO COMMUNITY BANCORP, INC.

By:	Thomas M. Whelan*	By:	Thomas M. Whelan
	Richard Storm, Jr.		Thomas M. Whelan
	Chief Executive Officer & President		Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 29, 2005.

Signature	Title	Date
Thomas M. Whelan* Richard Storm, Jr.	Chairman of the Board, President, and Chief Executive Officer	December 29, 2005

Thomas M. Whelan* Joel M. Cox	Director	December 29, 2005

Thomas M. Whelan* Bruce G. Fedor	Director	December 29, 2005

Thomas M. Whelan* Jamie B. Greusel	Director	December 29, 2005

Thomas M. Whelan* Robert A. Marks	Director	December 29, 2005

Thomas M. Whelan* Stephen A. McLaughlin	Director	December 29, 2005

Thomas M. Whelan* E. Terry Skone	Director	December 29, 2005

*	Pursuant to a Power of Attorney granted on December 13, 2005.